EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GLOBAL TELECOM & TECHNOLOGY, INC.

_________________________

Pursuant to § 242 of the General Corporation Law
_________________________

The undersigned, being the General Counsel and Executive Vice President, Corporate Development of Global Telecom & Technology, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.           The Board of Directors of the Corporation (the “Board”) duly adopted and approved on September 13, 2013 resolutions (the “Amending Resolutions”) amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 16, 2006, to change the name of the Corporation to “GTT Communications, Inc.”  (the “Amendment”), declaring such Amending Resolutions to be advisable and directing that the Amendment be considered by the Corporation’s stockholders.

2.           That the Amendment was duly adopted and approved by  the written consent of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon, all in accordance with Sections 242 and 228 of the DGCL.

3.           The Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended by deleting Article FIRST thereof in its entirety and substituting the following in lieu thereof:

“FIRST.  The name of the corporation is GTT Communications, Inc. (hereinafter referred to as the “Corporation”).

Except as specifically set forth herein, the Second Amended and Restated Certificate of Incorporation of the Corporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

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[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate Amendment to the Second Amended and Restated Certificate of Incorporation of Global Telecom & Technology, Inc. to be signed by Chris McKee, its General Counsel and Executive Vice President, Corporate Development, this 31st day of December, 2013, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:	/s/ Chris McKee
Name:	Chris McKee
Title:	General Counsel and Executive Vice President, Corporate Development